UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33509	11-3525548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Marengo St., 7th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2014, Response Genetics, Inc. (the “Company”) received a delisting determination letter from the staff of The NASDAQ Stock Market LLC (“Nasdaq”) due to the Company not regaining compliance with The Nasdaq Capital Market minimum bid price of $1.00 requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2) within 180 days or by December 17, 2014. The delisting determination letter also stated that the Company is not eligible for an additional 180-day extension to regain compliance with the minimum bid price rule because the Company does not meet the minimum $2,500,000 in stockholders’ equity standard for continued listing under Nasdaq Listing Rule 5550(b)(1).

Pursuant to the determination letter, unless the Company requests an appeal of this determination by 4:00 p.m. (Eastern Time) on December 26, 2014, the Company’s common stock will be delisted from The Nasdaq Capital Market, trading of the Company’s common stock will be suspended at the opening of business on December 30, 2014, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

If the Company requests an appeal, the Company will be asked to provide a Hearing Panel with a plan to regain compliance. The Company’s plan would need to include a discussion of the events that the Company believes will enable it to timely regain compliance and a commitment to effect a reverse stock split, if necessary. If the Company appeals the delisting determination, the appeal will stay the suspension of the Company’s securities and the filing of the Form 25-NSE until the hearing process is completed.

The Company intends to timely request a hearing to appeal the staff’s determination. While the appeal process is pending, the suspension of trading of the Company’s common stock will be stayed, and the Company’s common stock will continue to trade on the Nasdaq Capital Market until the hearing process concludes and the Hearing Panel issues a written decision. There can be no assurance that the Hearing Panel will grant the Company’s request for a suspension of delisting or continued listing on Nasdaq. If the Company’s common stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects that its common stock would be traded on the Over-the-Counter Bulletin Board on or about the same day.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will meet Nasdaq compliance standards or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Date: December 24, 2014	By:	/s/ Adanech Getachew
	Name:	Adanech Getachew
	Title:	General Counsel